                                                          EXHIBIT 2.1(a)


                               ADDENDUM NO. 1
                                      TO
                           STOCK PURCHASE AGREEMENT

        This addendum (the "Addendum"), dated June 30, 1995, by and among Landmark Graphics Corporation, a Delaware corporation ("Landmark"), MGI Associates, Inc., a Texas corporation ("MGA"), and the other persons and entities whose signatures appear upon this Addendum (the "Former Shareholders"), relates to and is intended to amend that certain Stock Purchase Agreement, dated September 29, 1994, by and among Landmark, MGA and the Former Shareholders (the "Master Agreement"), and evidences that, in consideration of the mutual obligations and covenants set forth herein, the parties hereto agree as follows:

                                  ARTICLE I
                                   GENERAL

       SECTION 1.1 RELATION TO MASTER AGREEMENT. Capitalized terms used but not defined herein are used as defined in the Master Agreement. Except as modified herein, the Master Agreement will remain in full force and effect in accordance with the terms thereof. In the event of any conflict between the terms and conditions of the Master Agreement and the terms and conditions of this Addendum, the terms and conditions of this Addendum will govern and control.

       SECTION 1.2 AMENDMENT OF THE MASTER AGREEMENT. The definition of "Actual Operating Income" set forth in Section 3.1 of the Master Agreement is hereby amended by adding the following sub-paragraph:

               "(d)   If for any Earnout Period (hereinafter referred to in
this sub-paragraph (d) as the "Current Earnout Period"), other than the Earnout Period ending June 30, 1995, the Actual Operating Income of MGA (calculated without regard to the provisions of this sub-paragraph (d)) is less than its Minimum Operating Income and during the immediately preceding Earnout Period (hereinafter referred to in this sub-paragraph (d) as the "Prior Earnout Period") the Actual Operating Income of MGA (calculated without regard to the provisions of this sub-paragraph (d)) was greater than its Targeted Operating Income for the Prior Earnout Period, the Actual Operating Income of MGA for the Current Earnout Period (calculated without regard to the provisions of this sub-paragraph (d)) will be increased by an amount equal to the result of subtracting the Targeted Operating Income of MGA for the Prior Earnout Period from the Actual Operating Income of MGA for the Prior Earnout Period (calculated without regard to the provisions of this sub-paragraph (d))."



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                                  ARTICLE II
                                MISCELLANEOUS

       SECTION 2.1 COUNTERPARTS. This Addendum may be executed in multiple counterparts, each of which will be deemed to be an original and all of which will be deemed to be a single agreement. This Addendum will be considered
fully executed when all    parties have executed an identical counterpart,
notwithstanding that all signatures may not appear on the same counterpart.

        SECTION 2.2 SEVERABILITY. If any of the provisions of this Addendum are determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the remainder of this Addendum, but rather the entire Addendum will be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties will be construed and enforced accordingly. The parties acknowledge that if any provision of this Addendum is determined to be invalid or unenforceable, it is their desire and intention that such provision be reformed and construed in such manner that it will, to the maximum extent practicable, be deemed to be valid and enforceable.



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      IN WITNESS WHEREOF, Landmark, MGA and the Former Shareholders have executed this Agreement as of the date first written above.



                                           LANDMARK GRAPHICS CORPORATION

                                           By: WILLIAM H. SEIPPEL
                                               __________________________

                                             Its: Vice President, Finance
                                                  _______________________




                                           MGI ASSOCIATES.  INC.

                                           By: FRANK D. McCORDIE
                                               ____________________________
                                               Name:  Frank D. McMordie
                                               Title: President

                                           MUNRO ENGINEERING INC.

                                           By: RODERICK G. MUNRO
                                               ____________________________
                                               Name:  Roderick G. Munro
                                               Title: President

                                                 /s/  FRANK D. McMORDIE
                                               ____________________________
                                                      Frank D. McMordie

                                           Eppler, Guerin & Turner, Inc. as
                                           Custodian for the benefit of
                                           Frank D. McMordie

                                           By: MAX R. McCASKILL
                                               ____________________________
                                               Name:  Max R. McCaskill
                                               Title: Vice President



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/s/ ELIZABETH McMORIDE-SCHMIDT         Eppler, Guerin & Turner, Inc. as
_______________________________        Custodian for the Benefit of
Elizabeth McMordie-Schmidt             Stephen H. Jaffe

/s/ JENNIFER L. McMORDIE
_______________________________
Jennifer L. McMordie                   By: MARK L. McMORDIE
                                           ________________________________
                                           Mark L. McMordie
                                           Name:  Mark L. McMordie
/s/ CHRISTOPHER L. McMORDIE                Title: Vice President
_______________________________
Christopher L. McMordie
                                       /s/ THEODORE S. ROZSA
                                       _____________________________________
                                       Theodore S. Rozsa
/s/ HELEN LINDSLEY
_______________________________
Helen Lindsley
                                       Vendanges Investments, Inc.

/s/ GORDON R. BAYSTROM
_______________________________        By: RODERICK G. MUNRO
Gordon R. Baystrom                         _________________________________
                                           Name:  Roderick G. Munro
                                           Title: President
Eppler, Guerin & Turner, Inc.
As Custodian for the Benefit of
Gordon R. Baystrom                     Calyx Investments, Ltd.

By: MAX L. McMORDIE                    By: IAN MILLS
    ___________________________            _________________________________
    Name:  Max L. McMordie                 Name:  Ian Mills
    Title: Vice President                  Title: Vice President

/s/ GUY M. HUMPHRIES, JR.              /s/ JAMES R. LOVETT
_______________________________        _____________________________________
Guy M. Humphries, Jr.                  James R. Lovett

Eppler, Guerin & Turner, Inc.          /s/ KIRK D. HANES
As Custodian for the Benefit of        _____________________________________
Guy M. Humphries, Jr.                  Kirk D. Hanes

By: MAX R. McCASKILL                   /s/ DEBORAH CLOSE
    ___________________________        _____________________________________
    Name:  Max R. McCaskill            Deborah Close
    Title: Vice President

/s/ STEPHEN H. JAFFE
_______________________________
Stephen H. Jaffe


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/s/ GRANT GENEREUX                       /s/ IAN LEITCH
_________________________________        _________________________________
Grant Genereux                           Ian Leitch



/s/ DOUG SPACKMAN                        /s/ ROBERT PATTERSON
_________________________________        _________________________________
Doug Spackman                            Robert Patterson



/s/ DAVE SAVELLE                         /s/ KEVIN ROBINSON
_________________________________        _________________________________
Dave Savelle                             Kevin Robinson



/s/ GREG ROY                             /s/ BRIAN JANZEN
_________________________________        _________________________________
Greg Roy                                 Brian Janzen



/s/ JIM BURGLIN                          /s/ PRESTON NALDER
_________________________________        _________________________________
Jim Burglin                              Preston Nalder



/s/ DAN BEWS                             /s/ RICHARD WARD
_________________________________        _________________________________
Dan Bews                                 Richard Ward



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